   [LOGO]

                                                                   April 9, 1999

Dear Cygnus Stockholders:

    You are cordially invited to attend the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of Cygnus, Inc. ("Cygnus" or the "Company"), which will be held on May 11, 1999, at 1:30 p.m., at Holbrook-Palmer Park, 150 Watkins Avenue, Atherton, California 94027.

    At this year's Annual Meeting you will be asked to elect six directors for the next year, reappoint Ernst & Young LLP as the Company's independent auditors, and amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance thereunder. Additionally, the Board of Directors is recommending that the Company's 1991 Employee Stock Purchase Plan be amended to increase the number of shares available under the plan. The accompanying Notice of Annual Meeting and Proxy Statement describe these proposals. We urge you to read this information carefully.

    Also included in this package is Cygnus' 1998 Annual Report and Form 10-K. The Annual Report is in summary form, and contains our letter to stockholders and highlights of operations. You will find the Company's audited consolidated financial statements included as part of the Form 10-K.

    Whether or not you plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so by giving notice and voting in person at the Annual Meeting.

    I hope to see you at the Annual Meeting. Should you require directions to the Annual Meeting, please contact the Company's headquarters at (650) 369-4300.

                                          Sincerely yours,

                                                 [SIGNATURE]

                                          John C. Hodgman
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                  CYGNUS, INC.
                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 11, 1999

                            ------------------------

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of Cygnus, Inc., a Delaware corporation ("Cygnus" or the "Company"), will be held on May 11, 1999, at 1:30 p.m. local time, at Holbrook-Palmer Park, 150 Watkins Avenue, Atherton, California 94027 to act on the following matters:

    1. To re-elect six directors of the Company to serve until the next Annual Meeting or the election of their successors.

    2. To approve an amendment to the 1991 Employee Stock Purchase Plan to increase the number of shares of Common Stock authorized for issuance over the term of the Purchase Plan by 350,000 shares.

    3. To approve an amendment to the Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance thereunder by an additional 15,000,000 shares.

    4. To re-appoint Ernst & Young LLP to serve as the Company's independent auditors.

    5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on March 12, 1999 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

    All stockholders are cordially invited to attend the Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                 [SIGNATURE]

                                          Barbara G. McClung
                                          SECRETARY

Redwood City, California

                             YOUR VOTE IS IMPORTANT
    TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED A PROXY.

                                  CYGNUS, INC.
                              400 PENOBSCOT DRIVE
                         REDWOOD CITY, CALIFORNIA 94063

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 11, 1999

                             ---------------------

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Cygnus, Inc., a Delaware corporation (the "Company" or "Cygnus") for use at the Annual Meeting of Stockholders to be held on May 11, 1999, at 1:30 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein (the "Annual Meeting"). The Annual Meeting will be held at Holbrook-Palmer Park, 150 Watkins Avenue, Atherton, California 94027. These proxy solicitation materials were mailed on or about April 9, 1999 to all stockholders entitled to vote at the Annual Meeting.

PROXIES AND SOLICITATION COSTS

    The enclosed proxy is solicited by the Company's Board of Directors and, when the proxy card is properly completed and returned, it will be voted as directed by the stockholder on the proxy card. Stockholders are urged to specify their choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted "FOR" Proposals 1, 2, 3 and 4 described in the accompanying Notice and Proxy Statement and will be voted in the proxy holders' discretion as to other matters that may properly come before the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (i) delivering to the Company at 400 Penobscot Drive, Redwood City, CA 94063, Attention: Chief Financial Officer, a written notice of revocation or duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person.

    The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees in person or by telephone or facsimile. No additional compensation will be paid to directors, officers or other regular employees for such services.

RECORD DATE, SHARE OWNERSHIP AND VOTING

    Only holders of Common Stock of record at the close of business on March 12, 1999, the record date and time fixed by the Board of Directors, are entitled to notice of and to vote at the Annual Meeting. At the record date, 22,101,459 shares of the Common Stock were issued and outstanding. On March 12, 1999 there were 539 stockholders of record. Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held on the record date on each of the proposals presented in this Proxy Statement.

    A majority of the shares of Common Stock entitled to vote, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Directors will be elected by plurality vote. The six nominees for election as directors at the 1999 Annual Meeting of Stockholders who receive the greatest number of votes cast for the election of directors at that meeting by the holders of the Company's Common Stock entitled to vote at that meeting shall become directors at the conclusion of the tabulation of votes. The affirmative vote of a majority of the Company's outstanding shares having voting power present in person or represented by proxy and authorized entitled to vote at the Annual Meeting is required to adopt the proposal relating to approval of the amendment to the 1991 Employee Stock Purchase Plan. An affirmative vote of a majority of the Company's outstanding voting shares is required to adopt the proposal relating to approval of the Amendment and Restatement to the Company's Certificate of Incorporation. The other matters submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all forms which they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it and representations from certain reporting persons that no filings were required for such persons, the Company believes that its officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements for the 1998 fiscal year.

                            ------------------------

    THE ANNUAL REPORT OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 HAS BEEN MAILED CONCURRENTLY WITH THE MAILING OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT TO ALL STOCKHOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. THE ANNUAL REPORT IS NOT INCORPORATED INTO THIS PROXY STATEMENT AND IS NOT CONSIDERED PROXY SOLICITING MATERIAL. IN COMPLIANCE WITH RULE 14A-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES THERETO. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO CYGNUS, INC., 400 PENOBSCOT DRIVE, REDWOOD CITY, CALIFORNIA 94063,
ATTENTION: CORPORATE COMMUNICATIONS.

                     PROPOSAL ONE--RE-ELECTION OF DIRECTORS

    A board of six directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees to the Board of Directors named below. If a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the proxy holders to fill such vacancy. However, it is not expected that any nominee will be unable or will decline to serve as a director. If a nomination is made to elect an individual to the vacant position on the Board, the proxy holders will propose a nominee to fill such position and vote all proxies received by them in accordance with cumulative voting to ensure the election of as many of the Company's nominees as possible. If stockholders nominate persons other than the Company's nominees for election as directors, the proxy holders will vote all proxies received by them in accordance with cumulative voting to ensure the election of as many of the Company's nominees as possible. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until the director's successor has been elected. The Company's Bylaws fix the Board at seven directors. Following the Annual Meeting, there will be one vacancy on the Board.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

                                                                                                                  DIRECTOR
NAME OF NOMINEE                               AGE                        PRINCIPAL OCCUPATION                       SINCE
----------------------------------------      ---      --------------------------------------------------------  -----------
Frank T. Cary...........................          78   Former Chairman and Chief Executive Officer of                  1992
                                                       International Business Machines Corporation
Gary W. Cleary, Ph.D....................          56   Chairman of the Board of Directors and Chief Technical          1985
                                                       Officer of the Company
John C. Hodgman.........................          45   Appointed President, Chief Executive Officer and                1998
                                                       Director of the Company effective August 11, 1998
Andre F. Marion.........................          63   Former Vice President, The Perkin-Elmer Corporation;            1994
                                                       Former Chairman and Chief Executive Officer, Applied
                                                       Biosystems, Inc.
Richard G. Rogers.......................          70   Former President and Chief Operating Officer of Syntex          1989
                                                       Corporation
Walter B. Wriston.......................          79   Former Chairman and Chief Executive Officer of                  1992
                                                       Citicorp/Citibank, N.A.

BUSINESS EXPERIENCE OF NOMINEES FOR RE-ELECTION AS DIRECTORS

    Mr. Cary has served as a director of the Company since July 1992. He was Chairman of the Board of International Business Machines Corporation ("IBM") from 1973 until his retirement in 1983, and was Chief Executive Officer of IBM from 1973 to 1981. Mr. Cary is also a director of AEA Investor Inc., Celgene Corporation, ICOS Corporation, Lexmark International, Inc., ONTOS, Inc., SPS Transaction Services, Inc., SEER Technologies, TELTREND, Inc., and VION Pharmaceuticals, Inc.

    Dr. Cleary, the founder and Chairman of the Board of the Company, also served as the Company's President and Chief Executive Officer from its inception until July 1986. Since 1986, Dr. Cleary has served as Chief Technical Officer of the Company. During his professional career, Dr. Cleary has served as an investigator with the U.S. Food and Drug Administration and has held research and management positions at Cutter Labs, Alza Corporation, Key Pharmaceuticals and Genentech, Inc.

    Mr. Hodgman was appointed President, Chief Executive Officer and Director of the Company in August 1998. From May 1995 to August 1998, Mr. Hodgman served as President, Cygnus Diagnostics, for which he was responsible for all commercialization efforts for the GlucoWatch(-Registered Trademark-) monitor, and Chief Financial Officer. Mr. Hodgman joined Cygnus in August 1994 as Vice President, Finance and Chief

Financial Officer. Prior to joining Cygnus, Mr. Hodgman served as Vice President of Operations and Finance and Chief Financial Officer for Central Point Software, a personal computer and networking software company. Prior to that, he was the Vice President of Finance and Administration and Chief Financial Officer of Ateq Corporation.

    Mr. Marion was appointed Vice Chairman of the Board of Directors of the Company in August 1998. He has served as a director of the Company since August 1994. Mr. Marion was a founder of Applied Biosystems, Inc., a supplier of instruments for biotechnology research, and served as its Chairman of the Board and Chief Executive Officer from 1981 until February 1993, when it merged with The Perkin-Elmer Corporation, a manufacturer of analytical instruments. Mr. Marion served as Vice President of The Perkin-Elmer Corporation and President of its Applied Biosystems Division until his retirement in February 1995. Mr. Marion is also a director of Molecular Devices Corp., Applied Imaging and one private company.

    Mr. Rogers has served as a director of the Company since October 1989. He was President and Chief Operating Officer of Syntex Corporation, a pharmaceutical company, from 1982 until his retirement in 1985.

    Mr. Wriston has served as a director of the Company since July 1992. He was Chairman of the Board of Citicorp/Citibank, N.A. from 1970 through 1984 and its Chief Executive Officer from 1967 until his retirement in 1984. Mr. Wriston is also a Director of AEA Investors, Inc., ICOS Corporation, VION Pharmaceuticals, Inc., York International Corporation and one private company.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held five regularly scheduled meetings during the 1998 fiscal year and two special meetings. Each of the nominees who was a director during the entire fiscal year attended or participated in 75% or more of the aggregate number of meetings of the Board of Directors and the committees of the Board on which the director served. The Board of Directors has an Audit Committee, a Compensation Committee and an Employee Stock Option Committee. There is no nominating committee or any committee performing the functions of a nominating committee.

    The Audit Committee, which consisted of independent non-employee directors Wriston (chair), Cary, Marion and Rogers in fiscal 1998, held three regularly scheduled meetings in the last fiscal year. The principal functions of the Audit Committee are to recommend engagement of the Company's independent auditors, to review and approve the services performed by the Company's independent auditors and to review the Company's accounting principles, internal control structure, policies and procedures.

    The Compensation Committee, which also consisted of independent non-employee directors Cary (chair), Marion, Rogers and Wriston in fiscal 1998, held three regularly scheduled meetings and one special meeting during the last fiscal year. The Compensation Committee reviews and makes recommendations to the Board concerning the Company's executive compensation policy, bonus plans and incentive option plans, and approves the granting of stock options to officers.

    The Employee Stock Option Committee, which consisted of directors Cleary and Lawless from January 1998 until August 1998 and consisted of directors Cleary and Hodgman for the remainder of fiscal year 1998, held two regularly scheduled meetings. The Employee Stock Option Committee was established by the Board of Directors in mid-1992 to grant stock options to the Company's employees (other than officers of the Company) and consultants under the Company's stock plans, and such Committee is currently responsible for making grants under the Company's 1994 Stock Option/Award Plan (the "1994 Plan").

COMPENSATION OF DIRECTORS

    All non-employee directors of the Company receive $3,750 per fiscal quarter, a $1,000 fee for each Board meeting and a $500 fee per committee meeting (including in each case telephonic meetings). Non-employee directors are also eligible to receive periodic option grants under the Automatic Option Grant Program in effect for them under the Company's 1994 Plan. Automatic option grants are made under the 1994 Plan as follows: (i) on the first trading day in June of the year the non-employee Board member is first elected or appointed as such, he or she will automatically receive an option grant for 6,000 shares of Common Stock; and (ii) on the first trading day in June of each subsequent year that such person continues to serve as a non-employee Board member, he or she will automatically receive an additional option for that number of shares which is equal to 110% of the shares that were subject to the previous year's grant. However, for non-employee Board members elected or appointed as such prior to January 1, 1993, the initial grant occurred on June 1, 1994 in connection with the adoption of the 1994 Plan and was for 7,260 shares, and for non-employee Board members who were first elected or appointed as such on or after January 1, 1993 and before January 1, 1994, the initial grant occurred on June 1, 1994 and was for 6,600 shares. In addition, any person who becomes a non-employee Board member after the first trading day in June but before December 31 of any year will receive his or her initial automatic grant on the date of his or her initial election or appointment to cover the option that person would have received on the first trading day in June of that year had the Board member then been eligible. Each automatic option grant under the 1994 Plan has a price equal to 100% of the fair market value of the Common Stock on the option grant date and becomes exercisable for the option shares on the first anniversary of such grant date.

    On June 1, 1998, Messrs. Cary, Rogers and Wriston each received an automatic option grant under the 1994 Plan for 10,630 shares, and Mr. Marion received an automatic grant for 9,664 shares. Each such grant has an exercise price per share equal to $9.75, the fair market value of the Common Stock on the grant date, and has a term of ten (10) years measured from such grant date. The options become exercisable for all the option shares on the first anniversary of the grant date, subject to earlier termination in the event of the optionee's cessation of Board service prior to such time. In addition, the options will immediately accelerate in full upon an acquisition of the Company, unless the options are assumed by the successor corporation. Additionally, on August 31, 1998 Mr. Marion received 20,000 option shares at an exercise price of $3.25 (which was equal to 100% of the fair market value on the grant date) when he assumed the expanded role of Vice Chairman of the Board of Directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Certificate of Incorporation and Bylaws provide for indemnification of all directors and officers. Each director and officer of the Company has entered into a separate indemnification agreement with the Company.

STOCKHOLDER APPROVAL

    The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting is required for approval of Proposal One.

                    PROPOSAL TWO--APPROVAL OF AMENDMENTS TO
            THE COMPANY'S AMENDED 1991 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

    At the 1999 Annual Meeting, the stockholders are also being asked to approve an amendment to the Company's Amended 1991 Employee Stock Purchase Plan (the "Purchase Plan") which will increase the number of shares of Common Stock issuable thereunder by an additional 350,000 shares. The proposed share increase will allow the Company to maintain a sufficient share reserve to provide the Company's employees with the continuing opportunity to acquire an equity interest in the Company through a payroll-deduction based stock purchase program. In addition, new accounting rules require sufficient shares in the Purchase Plan to cover future purchases of shares for the current offering period (two years). If there are insufficient shares, the Company could face adverse accounting consequences, including potentially material non-cash compensation charges in future periods.

    The Purchase Plan was initially adopted by the Board in August 1991 and was approved by the stockholders at the May 12, 1992 Annual Meeting. The Purchase Plan has subsequently been amended on several occasions to increase the number of issuable shares and to make certain other changes to the Purchase Plan, and each such amendment has been approved by the stockholders. The current share increase was approved by the Board on February 23, 1999. The Purchase Plan is intended to meet the requirements of an "employee stock purchase plan," as defined in Section 423 of the Internal Revenue Code (the "Code").

    The following is a summary of the principal features of the Purchase Plan. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's offices in Redwood City, California.

SHARE RESERVE

    A total of 1,275,000 shares of Common Stock have been reserved for issuance to date under the Purchase Plan, assuming approval by the stockholders of the 350,000-share increase which is the subject of this Proposal Two.

    In the event that any change is made to the outstanding shares of Common Stock by reason of any recapitalization, reincorporation, stock split, stock dividend or other change in corporate structure without the Company's receipt of consideration, appropriate adjustments will be made to (i) the number and/or class of securities issuable under the Purchase Plan, (ii) the maximum number and/or class of securities purchasable per participant per offering period and
(iii) the number and/or class of securities subject to each outstanding purchase right and the purchase price payable per share.

ADMINISTRATION

    The Purchase Plan is currently administered by the Compensation Committee of the Board (the "Plan Administrator") and, in such capacity, the Plan Administrator has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in administration of the Purchase Plan will be paid by the Company without charge to participants. Day-to-day administration of the Purchase Plan is the responsibility of Company management.

ELIGIBILITY

    Generally, any employee of a Participating Company who is employed by such Participating Company at the beginning of an offering period will be eligible to participate in the Purchase Plan for as long as he or she remains an eligible employee.

    As of December 31, 1998, approximately 103 employees (including officers and employee directors) participated in the Plan.

OFFERING PERIODS; PURCHASE RIGHTS

    The Plan is implemented for consecutive and overlapping offering periods of a duration determined by the Plan Administrator. In the absence of express action by the Plan Administrator, each of two offering periods will begin on April 1 and October 1, respectively, and last for a period of twenty-four (24) months each. The first offering period commenced on October 1, 1991 and concluded on March 31, 1992, and subsequent offering periods have been implemented since April 1, 1992 and October 1, 1992. No offering period may exceed a period of twenty-four (24) months.

    Each participant will have a separate purchase right for each offering period in which he or she participates. Offering periods are each divided into four six-month purchase periods, and the participant's purchase right will be granted on the first day of the offering period and automatically exercised in successive installments on the last day of each such semi-annual purchase period. Each purchase right entitles the participant to purchase the whole number of shares of Common Stock obtained by dividing the participant's payroll deductions for each purchase period by the purchase price in effect for that period.

    A participant may not participate in overlapping offering periods concurrently. The Plan Administrator may, in its discretion, make changes in the offering periods and purchase periods.

    If the fair market value of the Common Stock on the exercise date at the end of the purchase period is lower than the fair market value on the first day of the offering period, then all participants in such offering period will be automatically withdrawn from such offering period immediately after the exercise of their purchase rights on that purchase date and will be automatically re-enrolled on the start date of the next offering period.

PURCHASE PRICE

    The purchase price per share under the Plan is a designated percentage of the lower of (i) the fair market value of a share of Common Stock on the first day of the applicable offering period or (ii) the fair market value of a share of Common Stock on the exercise date occurring on the last day of the applicable six-month purchase period. The designated percentage is equal to 85%, unless determined otherwise by the Plan Administrator, but shall in no event be less than 85%.

    The fair market value of the Common Stock on a given date is the closing selling price of the Company's Common Stock, as reported on the Nasdaq National Market. On December 31, 1998, the fair market value of the Common Stock was $4.875 per share.

PAYROLL DEDUCTIONS

    Each participant may authorize his or her payroll deductions for the purchase of Common Stock under the Purchase Plan in any multiple of one percent (1%), up to a maximum of fifteen percent (15%), of his or her total cash compensation from the Company. On the last day of each offering period, the payroll deductions of each participant will be automatically applied to exercise the option and the purchase of whole shares of Common Stock at the purchase price in effect for such offering period.

SPECIAL LIMITATIONS

    The Purchase Plan imposes certain limitations upon a participant's rights to acquire Common Stock, as follows:

    - Purchase rights may not be granted to any individual who owns stock (including stock purchasable under any outstanding options) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

    - The purchase right granted to a participant may not permit such individual to purchase Common Stock at a rate in excess of $25,000 worth of Common Stock (valued at the time each option is granted) for each calendar year the option remains outstanding at any time.

    - A participant's payroll deductions under the Purchase Plan may not exceed $21,250 for any calendar year.

CESSATION OF PARTICIPATION

    All payroll deductions will cease upon the participant's election to withdraw from the Purchase Plan. A participant's accumulated payroll deductions for a particular offering period will be refunded if he or she withdraws from that offering. A participant who withdraws from an offering period may not rejoin that offering period at a later date and must wait until the start of a new offering period to rejoin the Purchase Plan.

    An individual will also cease participation in the Purchase Plan upon his or her cessation of employment or, under certain circumstances, upon his or her commencement of leave of absence. In such event, his or her outstanding option under the Purchase Plan will terminate, and any payroll deductions which the participant may have made with respect to the terminated option will be refunded.

    In addition, the Company may terminate the Purchase Plan at any time, to be effective immediately following the last day of the then-current offering period.

AMENDMENT AND TERMINATION

    The Board may, at any time, amend or terminate the Plan, provided that, with certain exceptions, no amendment or termination may adversely affect outstanding purchase rights, except that an outstanding right may be terminated as of the end of a purchase period. Without the approval of the stockholders, no modification or amendment may be made which in the Plan Administrator's judgment constitutes a change which would require stockholder approval under applicable law or regulation.

CORPORATE TRANSACTIONS

    In the event of a sale of all or substantially all of the assets of the Company or a merger of the Company with or into another corporation, the employee's rights may be satisfied by assumption of the Company's obligations by such acquiring or successor corporation. Alternatively, the Board may, upon ten
(10) days' prior notice, shorten the offering period then in progress by setting a new date for the end of such offering period. In the event of a liquidation or dissolution of the Company, an employee's participation in the Plan will be terminated immediately before consummation of such event unless otherwise provided by the Board.

STOCKHOLDER RIGHTS

    No participant will have any stockholder rights with respect to the shares covered by his or her options until the shares are actually purchased on the participant's behalf and the share certificates for the purchased shares are issued. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

ASSIGNABILITY

    Purchase rights will not be assignable or transferable by the participant, except by will or the laws of inheritance following the participant's death. Each option will, during the lifetime of the participant, be exercisable only by the participant.

FEDERAL TAX CONSEQUENCES

    The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be reportable by a participant, and no deductions will be allowable to the Company, by reason of the grant or exercise of the options issued thereunder. Taxable income will not be recognized until there is a sale or other disposition of the shares of Common Stock acquired under the Purchase Plan or the participant dies while still owning the purchased shares.

    If the participant sells or otherwise disposes of the purchased shares within two (2) years after the commencement date of the offering period during which those shares were purchased, the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares. If the participant sells or disposes of the purchased shares more than two (2) years after the commencement date of the offering period in which those shares were purchased, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the commencement date of such offering period. Any additional gain upon the sale or disposition will be taxed as a long-term capital gain.

    If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on the commencement date of the offering period during which those shares were purchased will constitute ordinary income in the year of death.

    If the purchased shares are sold or otherwise disposed of within two (2) years after the commencement date of the offering period during which those shares were purchased, then the Company will be entitled to an income tax deduction in the year of sale or disposition equal to the amount of ordinary income recognized by the participant as a result of such sale or disposition. In all other cases, no deduction will be allowed.

ACCOUNTING TREATMENT

    Under present accounting principles, assuming the Company has an adequate number of authorized shares in the Purchase Plan for the current offering period, the issuance of Common Stock under the Purchase Plan will not result in a direct compensation expense to the Company's reported earnings. However, the Company must disclose, in the footnotes to the Company's financial statements, the pro-forma impact the options granted under the Purchase Plan would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense.

STOCK AWARDS

    The following table shows, as to each of the executive officers named in the Summary Compensation Table and the various indicated groups, the following information with respect to Purchase Plan transactions effected during the period from January 1, 1996 to December 31, 1998: (i) the number of shares of Common Stock purchased under the Purchase Plan during that period and (ii) the weighted average purchase price paid per share of Common Stock in connection with such purchases.

                           PURCHASE PLAN TRANSACTIONS

                                                                       NUMBER OF SHARES            AVERAGE
                                                                      UNDERLYING PURCHASE     EXERCISE PRICE OF
NAME                                                                    RIGHTS GRANTED     PURCHASE RIGHTS GRANTED
--------------------------------------------------------------------  -------------------  -----------------------
John C. Hodgman.....................................................           7,311              $    8.75
Gregory B. Lawless..................................................           3,336              $   12.73
Gary W. Cleary......................................................           6,157              $    9.52
Neil R. Ackerman....................................................           8,318              $    7.06
Alan F. Russell.....................................................           4,188              $   12.42
All executive officers as a group (9 persons).......................          42,387              $    9.71
Non-employee directors as a group (4 persons).......................             -0-              $     -0-
All employees, including officers who are not executive officers, as
  a group (87 persons)..............................................         270,096              $    8.11

NEW PLAN BENEFITS

    As of March 12, 1998, no purchase rights had been granted and no shares of Common Stock had been issued on the basis of the 350,000 share increase for which stockholder approval is sought under this Proposal Two.

STOCKHOLDER APPROVAL

    The affirmative vote of a majority of the Company's voting stock present or represented and entitled to vote at the Meeting is required for approval of the amendment increasing the share reserve under the Purchase Plan. If such approval is not obtained, then the share increase to the Purchase Plan will not become effective, and the Purchase Plan will terminate once the balance of the share reserve as last approved by the stockholders has been issued under the Purchase Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PURCHASE PLAN INCREASE.

            PROPOSAL THREE--APPROVAL OF AMENDMENT AND RESTATEMENT OF
                   THE RESTATED CERTIFICATE OF INCORPORATION

    The present capital structure of the Company authorizes 40,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, each having a par value of $.001 per share. The Board of Directors believes this capital structure is inadequate for the present and future needs of the Company. Therefore, the Board of Directors has unanimously approved the amendment and restatement of the Company's Restated Certificate of Incorporation (the "Certificate") to increase the authorized number of shares of Common Stock from 40,000,000 to 55,000,000 shares. The Board believes this capital structure more appropriately reflects the present and future needs of the Company and recommends such amendment and restatement to the Company's stockholders for adoption. The undesignated Preferred Stock may be issued from time to time in one or more series with such rights, preferences and privileges as may be determined by the Board of Directors. On March 12, 1999, 22,101,459 shares of Common Stock were outstanding and no shares of Preferred Stock were outstanding, with 17,898,541 Common Stock and 5,000,000 Preferred Stock remaining authorized but unissued. However, of such authorized but unissued shares, an aggregate of 6,190,427 shares have been reserved for issuance under the Company's 1994 Stock Option/Award Plan (the "1994 Plan") and the Company's 1991 Employee Stock Purchase Plan (the "Purchase Plan"). Accordingly, only 11,708,114 shares of Common Stock currently remain available for other corporate purposes. The number of remaining available shares is likely to be redeemed due to the possible conversion of certain notes into shares of the Company's Common Stock.

PURPOSE OF AUTHORIZING ADDITIONAL COMMON STOCK

    Authorizing an additional 15,000,000 shares of Common Stock would give the Board of Directors the express authority, without further action of the stockholders, to issue such Common Stock from time to time as the Board of Directors deems necessary. The Board of Directors believes it is necessary to have the ability to issue such additional shares of Common Stock for other general corporate purposes. Potential uses of the additional authorized shares may include acquisition transactions, equity financings and stock dividends or distributions, in addition to the issuance of options pursuant to the 1994 Plan and issuances of Common Stock pursuant to the Purchase Plan without further action by the stockholders, unless such action were specifically required by applicable law or rules of any stock exchange on which the Company's securities may then be listed.

    The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by the Company could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company's Common Stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder's investment could be adversely affected. The Common Stock carries no preemptive rights to purchase additional shares.

    The proposed Amendment and Restatement of the Company's Certificate of Incorporation was approved by unanimous written consent of the directors of the Company in March 1999. Attached as Appendix A hereto is a copy of the Company's proposed Amended and Restated Certificate of Incorporation.

STOCKHOLDER APPROVAL

    The affirmative vote of a majority of the Company's outstanding voting shares is required for approval of the amendment and restatement of the Company's Certificate of Incorporation authorizing 15,000,000 additional shares of Common Stock.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION.

              PROPOSAL FOUR--RATIFICATION OF INDEPENDENT AUDITORS

    The Board of Directors has appointed the firm of Ernst & Young LLP, independent auditors for the Company during fiscal year 1998, to serve in the same capacity for the year ending December 31, 1999, and is asking the stockholders to ratify this appointment.

    In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

    Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

STOCKHOLDER APPROVAL

    The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Ernst & Young LLP.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

    The following table lists all persons known by Cygnus to own beneficially, as of March 12, 1999, five percent or more of the outstanding shares of its Common Stock. On December 31, 1998 there were 20,885,652 shares of Cygnus Common Stock outstanding.

                                                                                          NUMBER OF
                                                                                           SHARES
                                                                                         BENEFICIALLY  APPROXIMATE
NAME AND ADDRESS OF BENEFICIAL OWNER                                                        OWNED     PERCENT OWNED
---------------------------------------------------------------------------------------  -----------  -------------
Amerindo Investment Advisors, Inc.(1)..................................................   2,302,200         10.42%(1)
  388 Market Street, Suite 950
  San Francisco, CA 94111

Arnold H. Snider(2)....................................................................   1,170,000          5.60%
  Deerfield Management
  450 Lexington Avenue, #1450
  New York, NY 10017

Stephen F. Mandel(3)...................................................................   1,076,540          5.15%
  Lone Pine Capital LLC
  Two Greenwich Plaza
  Greenwich, CN 06830

------------------------

(1) Information as of February 26, 1999, per Schedule 13G filed pursuant to Rule 13d-1(c) of the Securities Exchange Act of 1934, as amended. On February 26, 1999 there were 22,101,459 shares of Cygnus Common Stock outstanding.

(2) Information as of December 31, 1998, per Schedule 13G/A filed pursuant to Rule 13d-1(c) of the Securities Exchange Act of 1934, as amended.

(3) Information as of December 31, 1998, per Schedule 13G/A filed pursuant to Rule 13d-1(c) of the Securities Exchange Act of 1934, as amended.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 12, 1999 by: (i) each director; (ii) the Chief Executive Officer and the four other most highly compensated executive officers for the year ended December 31, 1998 (the "named executive officers"), and (iii) all directors and executive officers as a group.

                                                                                      NUMBER OF
                                                                                       SHARES
                                                                                     BENEFICIALLY     APPROXIMATE
NAME OF BENEFICIAL OWNER                                                              OWNED(1)     PERCENT OWNED(2)
-----------------------------------------------------------------------------------  -----------  -------------------
Neil R. Ackerman...................................................................     197,237            *

Frank T. Cary......................................................................      69,295            *

Gary W. Cleary.....................................................................     802,291             3.63%

John C. Hodgman....................................................................     208,566            *

Gregory B. Lawless(3)..............................................................     997,149             4.51%

Andre F. Marion....................................................................      31,631            *

Richard G. Rogers..................................................................      36,576            *

Alan F. Russell(4).................................................................     264,803              1.2%

Walter B. Wriston..................................................................      51,495            *

All executive officers and directors as a group (13 persons).......................   3,027,376             13.7%

------------------------

*   Less than 1% of the shares outstanding.

(1) This disclosure is made pursuant to certain rules and regulations promulgated by the Securities and Exchange Commission and, in certain instances, the number of shares shown as being beneficially owned may not be deemed to be beneficially owned for other purposes. Includes options to purchase shares exercisable within 60 days of March 12, 1999 in the following amounts: Mr. Ackerman, 188,919 shares; Mr. Cary, 24,449 shares; Dr. Cleary, 177,050 shares; Mr. Hodgman, 199,215 shares; Dr. Lawless, 970,856 shares; Mr. Marion, 30,631 shares; Mr. Rogers, 27,435 shares; Dr. Russell, 261,365 shares; Mr. Wriston 46,295 shares; and all directors and executive officers as a group, 2,282,955 shares.

(2) Percentage of outstanding Common Stock and of Common Stock that may be acquired upon exercise of outstanding options on or before May 11, 1999 by the persons named above and by all directors and executive officers as a group.

(3) Includes options to purchase 970,856 shares exercisable by April 14, 1999. All 970,856 option shares will expire on April 14, 1999.

(4) Includes options to purchase 261,365 shares exercisable by March 31, 1999. All 261,365 option shares will expire on March 31, 1999.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning compensation paid or accrued by the Company to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (determined as of December 31, 1998) (hereinafter referred to as the "named executive officers") for the fiscal years ended December 31, 1998, 1997 and 1996:

                           SUMMARY COMPENSATION TABLE

                                                         ANNUAL COMPENSATION                            LONG-TERM
                                                 ------------------------------------            COMPENSATION AWARDS(1)
                                                                            OTHER      -------------------------------------------
                                                                           ANNUAL       RESTRICTED   SECURITIES
                                                               BONUS    COMPEN- SATION STOCK AWARDS  UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR     SALARY ($)   ($)(1)         ($)          ($)(2)     OPTIONS (#)  COMPENSATION ($)
------------------------------------  ---------  ----------  ---------  -------------  ------------  -----------  ----------------
John C. Hodgman.....................       1998  $  245,481  $     -0-    $      --     $  225,000      230,329      $      -0-
President and Chief Executive              1997     193,771    130,020           --            -0-      105,600             -0-
Officer                                    1996     182,146    118,500           --            -0-       45,400          47,262(3)

Gregory B. Lawless(4)...............       1998  $  328,162  $     -0-           --     $      -0-       50,326      $  125,402(5)
                                           1997     347,402    260,439           --            -0-      205,000          34,077(6)
                                           1996     305,000    259,250           --            -0-       26,000          14,143(6)

Gary W. Cleary......................       1998  $  259,596  $     -0-           --     $   80,000       83,630      $      -0-
Chairman of the Board                      1997     246,930    105,439           --            -0-       80,000             -0-
and Chief Technical                        1996     236,853    108,000           --            -0-       10,500             -0-
Officer

Neil R. Ackerman....................       1998  $  217,518  $     -0-           --     $  150,000      105,565      $      -0-
Senior Vice President                      1997     205,115    100,096           --            -0-      107,400             -0-
Research and Development                   1996     193,555    125,900           --            -0-       17,600             -0-

Alan F. Russell(7)..................       1998  $  217,462  $     -0-           --     $      -0-       14,475      $      -0-
                                           1997     208,074     65,000           --            -0-      107,900             -0-
                                           1996     196,105    127,500           --            -0-       22,700             -0-

------------------------

(1) Represents amounts which were accrued in the indicated year under the Company's employee bonus plan in which all employees of the Company participate.

(2) A bonus in the form of a Restrictive Stock grant was issued on February 26, 1999 to certain executive officers in lieu of a cash bonus for 1998. The restriction on the stock will be lifted on the earlier of certain performance criteria or July 1, 1999, if the executive officer is still an active employee of the Company on that date. The valuation amount is based on the February 26, 1999 stock price of $5.75 per share.

(3) Represents payment of relocation expenses for Mr. Hodgman. Mr. Hodgman joined the Company on August 1, 1994.

(4) Dr. Lawless resigned as President and Chief Executive Officer effective August 11, 1998. His employment terminated on October 14, 1998.

(5) Represents premiums ($22,869) paid for term life insurance, and amounts paid under an employment contract for the period October 15, 1998 through December 31, 1998.

(6) Represents premiums paid for term life insurance.

(7) Dr. Russell resigned as Senior Vice President, Scientific Affairs effective September 4, 1998. His employment terminated on December 31, 1998.

STOCK OPTIONS

    The following table sets forth information concerning the grant of stock options in fiscal year 1998 under the Company's 1994 Stock Option/Award Plan (the "Plan" or the "Stock Plan") to each of the named executive officers. No stock appreciation rights were granted to the named executive officers during such fiscal year:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                           ------------------------------------------------------------
                            NUMBER OF                                                       POTENTIAL REALIZED VALUE ($)
                           SECURITIES                                                     AT ASSUMED ANNUAL RATES OF STOCK
                           UNDERLYING     PERCENT OF TOTAL                                  PRICE APPRECIATION FOR OPTION
                             OPTIONS     OPTIONS GRANTED TO    EXERCISE OR                             TERM(1)
                             GRANTED     EMPLOYEES IN FISCAL   BASE PRICE   EXPIRATION   -----------------------------------
                             (#)(2)             YEAR            ($/SH)(3)      DATE         0%          5%          10%
                           -----------  ---------------------  -----------  -----------     ---     ----------  ------------
John C. Hodgman..........      30,329              2.14%        $   17.25     1/22/2008         --  $  329,022  $    833,807
                              100,000              7.06%             3.25     8/31/2008         --     204,391       517,966
                              100,000              7.06%             3.25     8/31/2008         --     204,391       517,966

Gregory B. Lawless.......      50,326              3.55%        $   17.25     4/14/1999         --  $  545,958  $  1,383,565

Gary W. Cleary...........      28,630              2.02%        $   17.25     1/22/2008         --  $  310,591  $    787,098
                               55,000              3.88%             3.25     8/31/2008         --     112,415       284,881

Neil R. Ackerman.........      25,565              1.81%        $   17.25     1/22/2008         --  $  277,340  $    702,834
                               80,000              5.65%             3.25     8/31/2008         --     163,513       414,373

Alan F. Russell..........      14,475              1.02%        $   17.25     3/31/1999         --  $  157,031  $    397,948

------------------------

(1) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the 10-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

(2) Generally, stock option grants, except with respect to the option grant to Dr. Lawless, become vested and excercisable for (i) 25% of the underlying shares on the first anniversary of the grant date and (ii) for the balance of the shares in a series of 36 successive equal monthly installments over the optionee's 36-month period of service thereafter. The options granted to Dr. Lawless vested fully on October 14, 1998 pursuant to his employment contract. In August 1998, performance options were granted to certain executive officers; such options will vest upon the occurrence of certain performance criteria within a specified period of time. These options fully vest at the end of 48-months period. Both types of options have a term of ten (10) years measured from the grant date. Furthermore, for certain executive officers, in the event the Company is acquired by merger or asset sale, then each option which is not to be assumed by the successor corporation or replaced with a comparable option will immediately become exercisable for fully-vested shares of Common Stock in connection with the acquisition. All such accelerated options will then terminate upon consummation of the acquisition. If assumed, the options will be appropriately adjusted.

(3) The exercise price may be paid in (i) cash, (ii) shares of Common Stock held for the requisite period to avoid a charge to the Company's earnings for financial reporting purposes, (iii) through a same-day sale program or (iv) subject to the discretion of the Plan Administrator, by delivery of a full-recourse, secured promissory note payable to the Company. However, since the inception of the Plan, payments for shares of Common Stock acquired pursuant to the exercise of options have been made only in cash.

    The following table sets forth information with respect to the named executive officers concerning exercise of options during the 1998 fiscal year and unexercised options held as of the end of that fiscal year. No stock appreciation rights were exercised by such named executive officers during such fiscal year and no stock appreciation rights were held by them at the end of such fiscal year.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL-YEAR END OPTION VALUES

                                                                          NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                SHARES                   UNDERLYING UNEXERCISED            IN-THE-MONEY
                                               ACQUIRED       VALUE       OPTIONS AT FY-END(#)       OPTIONS AT FY-END($)(2)
                                              ON EXERCISE   REALIZED   --------------------------  ----------------------------
NAME                                              (#)        ($)(1)    EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------------------------  -------------  ---------  -----------  -------------  -------------  -------------
John C. Hodgman............................        3,700    $  37,350     173,281        307,973     $     -0-     $   325,000

Gregory B. Lawless.........................          -0-          -0-     970,856            -0-           -0-             -0-

Gary W. Cleary.............................          -0-          -0-     158,463        135,035           -0-          89,375

Neil R. Ackerman...........................          -0-          -0-     167,891        175,819           -0-         130,000

Alan F. Russell............................          -0-          -0-     261,365            -0-           -0-             -0-

------------------------

(1) Market value on the date of exercise, less option exercise price.

(2) Market value of shares covered by in-the-money options on December 31, 1998 ($4.875), less the option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

EMPLOYMENT AND CHANGE IN CONTROL CONTRACTS

    The Company entered into an Amended and Restated Employment Agreement (the "Amended Agreement") dated as of January 29, 1996 with Gregory B. Lawless, Ph.D. whose employment terminated with the Company on October 14, 1998. The Agreement provides for the payment to Dr. Lawless of $52,893.75 per month until the earlier of twelve months following date of termination or until Dr. Lawless obtains comparable employment elsewhere. This amount was calculated from Dr. Lawless' 1998 annual salary and his 1997 bonus. Thus, the maximum amount that the Company will pay to Dr. Lawless over a twelve month period is $634,725, plus expenses.

    The Company has entered into agreements with all of its executive officers relating to a change in control of the Company. The agreements generally provide that if, within five months prior to a change in control or within 24 months after a change in control of the Company, employment with the Company is terminated by the Company other than for cause, disability or retirement or by the officer for good reason, then as severance pay the Company shall pay such officer one times his or her annual base salary plus bonus. In addition, all stock options immediately become fully vested. The agreements continue until December 31, 1999 and are automatically renewed thereafter for additional one year periods unless either party provides the other notice of non-renewal. In addition, the agreements continue in effect for 27 months beyond the term provided if a change in control of the Company occurs during the term of the agreement.

    The Company has also entered into employment agreements with all of its executive officers. The Agreements generally provide that if, employment with the Company is terminated by the Company other than for cause, disability, or retirement then as severance pay the Company shall pay such officer over a period of twelve months his or her annual based salary plus bonus unless such officer becomes a regular full-time employee of another employer. In addition, the vesting schedule of any stock options granted to such officer is accelerated up to 20% of the total number of unvested shares. Also, during the first five months of post-employment vesting continues at the rate of 1% per month. The agreements continue until February 28, 2000 and are automatically renewed thereafter for an additional one year period unless either party provides the other notice of non-renewal.

                         COMPENSATION COMMITTEE REPORT

GENERAL

    Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filing.

    The Compensation Committee of the Board of Directors (the "Committee") exercises broad oversight responsibilities regarding executive compensation and determines the total compensation of executive officers. The Committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any of the Company's executive compensation programs. The Committee sets the base salary of the Company's executive officers and administers the Company's stock option plan under which stock option grants may be made to executive officers and other employees. In addition, the Committee administers the Company's Incentive Bonus Plan under which the Company's executive officers and other employees may receive a bonus based upon the accomplishment of corporate goals as well as individual performance, and considers and approves management succession for all of the Company's officers.

    The fundamental policy of the Committee is to attract and retain individuals of high caliber to serve as executive officers of the Company, to motivate their performance in the achievement of aggressive business plans, to achieve the Company's strategic objectives and to align the interests of executive officers with the long-term interest of stockholders by optimizing stockholder value in a rapidly changing health care environment. Because the Company's underlying philosophy is "pay-for-performance," each executive's total compensation is based on the overall performance of the Company and the executive as an individual. Accordingly, each executive officer's compensation package is comprised of three components: (i) base salary, which reflects individual performance and is designed primarily to be competitive with the base salary levels of other companies within the industry of comparable size to the Company;
(ii) annual variable bonus awards, which are tied to the achievement of the Company's performance goals established and approved by the Board of Directors (as described more fully in the section entitled "Annual Incentive Compensation" herein); and (iii) stock options, which align and strengthen the mutuality of interests between the executive officers and stockholders.

    In designing and administering its executive compensation program, the Company attempts to strike an appropriate balance among these various elements, each of which is discussed in greater detail below.

FACTORS

    The process involved and the factors considered in the executive compensation determination for fiscal year 1998 are summarized below. It is expected that this process will remain the same in fiscal year 1999. However, the Committee may, at its discretion, apply a different set of factors in setting executive compensation in the future in order to further enhance the basic concept of "pay-for-performance."

SALARY LEVELS

    In establishing the base salary level for each executive officer, the Committee considers executive compensation data compiled from surveys of biotechnology, pharmaceutical and high technology companies. The Company identifies and the Committee selects comparative companies on the basis of a number of factors, such as their size and organizational complexity, the nature of their business, the geographic regions in which they operate, the structure of their compensation programs (including the extent to which they rely on bonuses and other "at risk" forms of compensation) and the availability of compensation information. The companies with whom Cygnus compares its compensation practices are not necessarily those included in the indexes used to compare stockholder return in the Stock Performance Chart. The Company's Human Resources Department, in an effort to obtain a broad base of data, participates in a number of compensation surveys and obtains commercially available survey data. This information is supplemented with data from independent consulting firms and information from proxy statements of comparative companies. The Company's salary program is designed to reward individual performance within the context of the Company's overall performance. Using survey data as a starting point, the Committee takes into account the performance of each officer based on the achievement of specific performance objectives. Other factors considered in the review include the executive's experience and adherence to the Company's core values. Annual performance reviews and formal merit increase guidelines determine individual salary adjustments.

ANNUAL INCENTIVE COMPENSATION

    The incentive bonus plan is designed to reward executive officers for their contributions to corporate and individual objectives. The Committee's philosophy is that increasing portions of compensation should be "at risk" for such officers. The Company's guidelines are established at the beginning of the year by executive management and approved by the Committee and the Board of Directors. Awards are driven by a combination of Company and individual performance. Information regarding Company performance (or summaries thereof) is considered by the Committee in a subjective evaluation of overall performance of the Company and the executive officers for purposes of determining actual bonus levels. If the corporate performance goals are not met, the plan is not funded and a bonus award is not made, regardless of individual achievement. Based upon 1998 Company performance, the Compensation Committee awarded to certain executive officers a bonus payment in the form of a restrictive stock grant which will be paid at the earlier of the performance of certain criteria or July 1, 1999. It is anticipated that for the fiscal year 1999, the Company's Incentive Bonus Plan for executive officers and all other employees will continue to provide for performance-based bonus amounts.

LONG-TERM INCENTIVE COMPENSATION

    The Company's primary incentive for long-term performance is the utilization of stock options as a component of a competitive, performance-based compensation program. The Committee continues to believe that stock options that are granted at the current market price, as is required under the Company's stock option plan, are an excellent incentive for employees to pursue a long-term strategy that will result in increased stockholder value. The performance stock option grant program is designed to align the interests of the executive officers with those of the Company's stockholders and provide each individual with an incentive to manage the Company from the perspective of stockholders. Stock option grants to executive officers are considered annually and are intended to reflect, as well as reward, the individual's contribution to the achievement of aggressive business goals. Each option grant allows the executive officer to acquire shares of the Company's Common Stock at the fair market price on the grant date. The option vests over four (4) years and has a term of ten (10) years from the grant date. Generally, these stock options vest for 25% of the total number of shares underlying the option on the first anniversary of the grant date and for the balance in equal monthly installments over the next 36-month period of service. Certain options are subject to acceleration if specific performance criteria are met. Accordingly, the options will provide a return to the executive only if the market price of the underlying shares appreciates over the terms of the options and the executive remains employed by the Company.

    The guidelines for stock option grants are reviewed and set periodically based on a comparison to survey data from other pharmaceutical, biotech and high technology companies. In 1998, the Committee considered and approved long-term incentive stock option grants for the plan participants which reflected an assessment of each individual's performance and the individual's impact on overall company performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Hodgman's current yearly salary for 1999 is $300,000. In determining any increase in Mr. Hodgman's salary, the Compensation Committee seeks competitiveness with other companies of comparable size within the industry. In addition, Mr. Hodgman is eligible to receive an incentive bonus dependent on overall Company performance as well as his individual performance. Based upon the Committee's judgment of the overall performance of the Company and Mr. Hodgman's individual performance in 1998, he was awarded a restrictive stock bonus equivalent to $225,000 In addition, since the beginning of 1998 Mr. Hodgman has been granted options to purchase 230,329 shares of the Company's Common Stock under the terms and conditions of the Company's stock option plan. The exercise price of the options was equal to 100% of the fair market value of the Common Stock on the option grant date.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation to be paid to the Company's executive officers for the 1998 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for fiscal 1998 will exceed that limit. The Company's stock plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation.

    Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has not taken any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this matter should the individual compensation of any executive officer ever approach the $1 million level.

                                          COMPENSATION COMMITTEE

                                          Frank T. Cary (Chairman)
                                          Andre F. Marion
                                          Richard G. Rogers
                                          Walter B. Wriston

                            STOCK PERFORMANCE CHART

    The following graph shows a five-year comparison of cumulative total stockholder returns for the Company, the Nasdaq's U.S. Stock Market Index and the Nasdaq Pharmaceutical Index, based on an assumed $100 invested on December 31, 1994 with immediate reinvestment of dividends.

    The Company does not believe it can reasonably identify a peer group of companies on an index or line-of-business basis for the purpose of developing a comparative performance index. The Nasdaq Pharmaceutical Index includes companies which develop, manufacture and market pharmaceutical products, including biopharmaceutical products, as well as drug delivery and diagnostic device companies, and, in the opinion of the Company, provides a meaningful index of comparative performance.

    The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company's Common Stock.
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                  COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
CYGNUS STOCK, NASDAQ'S U.S. STOCK MARKET AND PHARMACEUTICAL INDICES
                                                                                      Cygnus Stock    NASDAQ U.S. Stock Market Index
12/31/1994                                                                                 $100.00                           $100.00
12/31/1995                                                                                 $331.55                           $141.44
12/31/1996                                                                                 $214.81                           $173.92
12/31/1997                                                                                 $294.52                           $213.09
12/31/1998                                                                                  $72.22                           $300.27
INDEX (12/31/94 = 100.00)

                  COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
CYGNUS STOCK, NASDAQ'S U.S. STOCK MARKET AND PHARMACEUTICAL INDICES
                                                                                        NASDAQ Pharmaceutical Index
12/31/1994                                                                                                  $100.00
12/31/1995                                                                                                  $183.41
12/31/1996                                                                                                  $183.98
12/31/1997                                                                                                  $189.97
12/31/1998                                                                                                  $242.85
INDEX (12/31/94 = 100.00)

                 STOCKHOLDERS PROPOSALS FOR 2000 ANNUAL MEETING

    Proposals to be presented by stockholders of the Company at the 2000 Annual Meeting must be received by the Company at its principal executive office no later than November 18, 1999. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                 ANNUAL REPORT

    A copy of the Company's Annual Report for the fiscal year ended December 31, 1998 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not proxy soliciting material.

                                   FORM 10-K

    THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO CORPORATE COMMUNICATIONS, CYGNUS, INC., 400 PENOBSCOT DRIVE, REDWOOD CITY, CA 94063.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote the shares represented by proxy as the Board of Directors may recommend or as the proxy holders, acting in their sole discretion, may determine.

                                          By Order of the Board of Directors

                                                 [SIGNATURE]

                                          John C. Hodgman
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dated: April 9, 1999

                                   APPENDIX A
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  CYGNUS, INC.

    CYGNUS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

    FIRST: The original Certificate of Incorporation of CYGNUS, INC. was filed with the Secretary of State of Delaware on March 15, 1994.

    SECOND: The Amended and Restated Certificate of Incorporation of CYGNUS, INC. has been duly adopted in accordance with the provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware by the directors of the Corporation and such Amended and Restated Certificate of Incorporation shall be amended and restated to read in full as follows:

                                       1.

    The name of the corporation is CYGNUS, INC. (the "Corporation").

                                       2.

    The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent and the name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                       3.

    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                       4.

    The Corporation is authorized to issue two classes of shares to be designated respectively Common Stock and Preferred Stock. The total number of shares of all classes of stock which the Corporation has authority to issue is Sixty Million (60,000,000) shares, consisting of Fifty-five Million (55,000,000) shares of Common Stock, each having a par value of one-tenth of one cent ($.001) (the "Common Stock") and Five Million (5,000,000) shares of Preferred Stock, each having a par value of one-tenth of one cent ($.001) (the "Preferred Stock").

    As to the Preferred Stock of the Corporation, the Board of Directors shall have the power to issue any additional shares of Preferred Stock from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter from time to time the voting powers and such designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series, or any of them.

    The Board of Directors is further authorized to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the limitations and restrictions stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                       5.

    The Corporation is to have perpetual existence.

                                       6.

    The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                       7.

    The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation. Subject to the rights of the holders of any series of Preferred Stock, no director shall be removed without cause. Subject to any limitations imposed by law, the Board of Directors or any individual director may be removed from office at any time with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

                                       8.

    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation. Subject to Section 6.1 of the Bylaws, the Bylaws may also be altered or amended or new Bylaws adopted by the affirmative vote of least two-thirds ( 2/3) of the combined voting power of all the then-outstanding shares of the Corporation entitled to vote.

                                       9.

    To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

    Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                      10.

    Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. No stockholder will be permitted to cumulate votes at any election of directors.

    Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes, and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

                                      11.

    Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                      12.

    No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent in lieu of a meeting.

                                      13.

    Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds ( 2/3) of the combined voting power of all of the then-outstanding shares of the Corporation entitled to vote shall be required to alter, amend or repeal Articles VI, VII, VIII, IX, X, XI, XII, XIII or any provision thereof.

                                      14.

    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in Article XIII, and all rights conferred upon stockholders herein are granted subject to this reservation.

    The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed and that the facts stated herein are true.

                                                 [SIGNATURE]

                                          John C. Hodgman

                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                          AND DIRECTOR

Dated:            , 1999

                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                    CYGNUS, INC.
                         1999 ANNUAL MEETING OF STOCKHOLDERS

P          The undersigned stockholder of Cygnus, Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement
R for the 1999 Annual Meeting of Stockholders of Cygnus, Inc. to be held on May 11, 1999 and hereby appoints John C. Hodgman, Craig W. Carlson and
O Barbara G. McClung and each of or any of them, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the
X undersigned, to represent the undersigned at such meeting and at any adjournment or postponement thereof, and to vote all shares of Common Stock
Y which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

          THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR ELECTION OF THE COMPANY'S NOMINEES AS DIRECTORS AND FOR EACH OF THE LISTED PROPOSALS, AND AS THE PROXYHOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     ---------------------------------------------------------------------------
     COMMENTS/ADDRESS CHANGE:  PLEASE MARK COMMENTS/ADDRESS BOX ON REVERSE SIDE


--------------------------------------------------------------------------------
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

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name.   Please mark
                                                                                                                   your choices /X/
                                                                                                                    like this



                               FOR   WITHHELD FOR ALL                                                         FOR  AGAINST  ABSTAIN
1. ELECTION OF DIRECTORS      /  /       /  /         3. Proposal to amend the Company's Certificate of      /  /    /  /     /  /
   Nominees: Frank T. Cary,                              Incorporation to increase the number of shares
   Gary W. Cleary, John C.                               of Common Stock authorized for insurance
   Hodgman, Andre F. Marion,                             thereunder by an additional 15,000,000 shares
   Richard G. Rogers and                                 to a total of 55,000,000 shares of Common Stock.
   Walter B. Wriston

                              FOR  AGAINST  ABSTAIN                                                           FOR  AGAINST  ABSTAIN
2. Proposal to amend the     /  /   /  /      /  /    4. Proposal to reappoint Ernst & Young LLP as the      /  /    /  /     /  /
   Company's 1991 Employee                               Company's independent auditors for the 1999
   Stock Purchase Plan to                                fiscal year.
   increase the number of
   Shares of Common Stock
   authorized for insurance
   over the term of the
   Purchase Plan by 350,000
   shares.


                                                                       I PLAN TO ATTEND THE MEETING. /  /

                                                                       COMMENT/ADDRESS CHANGE
                                                                       Please mark this box if you   /  /
                                                                       have written comments/address
                                                                       change on the reverse side.

Signature(s)                                                                            Dated                             ,1999
            ----------------------------------------------------------------------------     -----------------------------
            NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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